EMPLOYMENT AGREEMENT



     AGREEMENT made this 10th day of July 1996 between SCIENCE MANAGEMENT CORPORATION, a Delaware corporation having its principal offices at 721 Route 202-206, Bridgewater, County of Somerset, New Jersey 08807 (hereinafter called the "Corporation"), and JAMES A. SKIDMORE, JR., c/o SCIENCE MANAGEMENT
CORPORATION, 721 Route 202-206, Bridgewater, County of Somerset, New Jersey 08807 (hereinafter called "Skidmore").

     1. Employment and Terms

          (a) Employment. The Corporation hereby employs Skidmore, and Skidmore hereby accepts employment by the Corporation upon the terms and conditions set forth in this Agreement.


          (b) Term. The terms of employment hereunder is for a three (3) year period from the effective date of the Corporation's confirmed Plan of Reorganization, renewable by mutual agreement of both parties, and could end earlier on the following dates:


               (1)  the  date  of  termination   of  Skidmore's   employment  in
                    accordance with Paragraph 4 hereof;

               (2) the date which is six (6) months after Skidmore's continuous absence from active employment by the Corporation by reason of his "total disability", as that term is defined in the Corporation's long-term disability plan for all full-time employees; or

               (3)  the date of Skidmore's death.

     2. Conditions of Employment

     During the term of employment set forth in Paragraph 1(b) hereof, the conditions of Skidmore's employment by the Corporation shall be as set forth hereinbelow.

          (a)  Duties.  Skidmore  shall  be  employed  as  President  and  Chief
     Executive Officer of the Corporation, as well as in any additional executive position of the Corporation and shall serve at the pleasure of the Board of Directors. Subject to his election by the stockholders each


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     year,  he shall be a member of the  Board of  Directors  but in such  event shall not participate in any action of the Board which directly affects Skidmore's employment by the Corporation. In addition and at the pleasure of the Board of Directors, he shall serve as Chairman of the Board of Directors and Chairman of the Executive Committee of the Board of Directors.

          (b) Extent of Services. This Agreement shall not be construed as preventing Skidmore's investment of his personal assets in businesses which do not compete with the Corporation, so long as such investments do not require any services on the part of Skidmore in the operation of the affairs of the companies in which such investments are made. Nor shall this Agreement prevent Skidmore's purchasing securities in any corporation whose securities are regularly traded, provided that such purchases do not result in his owning beneficially, individually or by the rules of attribution provided for in the Internal Revenue Code, at any one time, one percent (1%) or more of the equity securities of any corporation engaged in a business competitive to that of the Corporation.

          Skidmore shall be entitled to serve as a member of the board of directors of one (1) or more companies engaged in businesses which do not compete with the Corporation, so long as such membership activities do not prevent Skidmore from fulfilling his duties and obligations as an executive officer of the Corporation and with notice to the Board of Directors.

          (c) Restrictive Covenants. The terms and conditions of a restrictive and non-competitive agreement between the Corporation and Skidmore -- entitled "Employment Agreement", dated September 29, 1972 and a copy of which is appended hereto as Attachment A -- are hereby incorporated into this Agreement. Such terms of said "Employment Agreement" shall survive termination of employment hereunder, in accordance with its terms. Notwithstanding any provision of said "Employment Agreement" to the contrary, Skidmore shall not, for a period of two years after termination of his employment with the Corporation, solicit any clients or customers of the Corporation or its subsidiaries.

     3. Compensation

     During the term of employment hereunder and in accordance with Paragraph 5 hereof, Skidmore shall receive, for all services rendered to the Corporation, the following compensation:

          (a) Salary. While Skidmore is an active employee -- and during the first six (6) months of his absence from active employ by reason of "total disability" (as defined herein), although offset by disability payments to Skidmore from all sources -- the Corporation shall pay Skidmore a salary of not less than $200,000 per annum. Such salary shall be subject to annual review by the Board of Directors, to consider such increases, if any, as it

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     may determine in its sole discretion. It shall be the responsibility of the
     Secretary of the Corporation on or about October 1 of each year during which this Agreement is in effect to notify the members of the Compensation Committee of the Board of Directors of the forthcoming January 1 date for the purposes of considering a salary increase for Skidmore; provided, however, that nothing hereinabove shall preclude Skidmore's participation in any across-the-board salary increases to all employees when approved by the Board of Directors.

          (b) Additional Compensation. In addition to the salary provided for under the provisions of Paragraph 3 (a) hereof, during the term of this Agreement (including any extensions thereof) Skidmore shall receive as additional compensation an amount equal to four percent (4%) of the Corporation's "income before income taxes" (as hereinafter defined), if any, for each calendar year. Said amount shall be paid in cash no later than 30 days after the Corporation's receipt of its audited financial statements. If the term of employment under this Agreement during a calendar year is less than the full year of the Corporation because Skidmore's termination of employment occurs during such calendar year, then Skidmore shall receive a pro rata amount of such additional compensation, based upon the Corporation's next annual audited financial statements after such termination -- except as provided in Paragraph 5 (b) (2) hereof. Any pro rata amount due to Skidmore shall be paid in a single lump sum in cash, within 30 days after the date such audited financial statements are received by the Corporation.

          The term "income before income taxes", as used herein, shall mean the consolidated income before income taxes which the Corporation and its subsidiaries shall earn from all sources. Such income before income taxes shall be determined in accordance with generally accepted accounting principles applied on a consistent basis. Notwithstanding anything contained in this Paragraph 3 (a) or any other provision of this Agreement to the contrary, no amount of additional compensation shall be payable to Skidmore to the extent that any Creditor of the Corporation that is entitled to receive a payment under a confirmed Plan of Reorganization is due any amount from the Corporation at the time such payment is due. The additional compensation that would otherwise have been payable to Skidmore shall accrue and be paid as soon as practicable after no sums are past due to such Creditors.

          (c) Further Additional Compensation. Skidmore shall also be eligible to participate in any perquisites, executive fringe benefits, director's fees of employee directors and long-term incentive compensation plans (whether stock option, stock appreciation right, restricted stock grant, performance bonus or otherwise) available to officers and/or directors of

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     the Corporation, in accordance with the terms thereof. This Agreement shall not however, be deemed in any way to mandate that Skidmore receive any such further additional compensation.

          (d) Regular Group Benefit. Skidmore shall be entitled to participate in all Corporation-sponsored regular group benefit plans and programs for employees, including but not limited to tax-qualified pension, tax-qualified profit-sharing, group life insurance and other group insurance (medical, dental and disability benefit) plans, in accordance with the terms thereof. This Agreement shall not; however, be deemed in any way to mandate that Skidmore receive any such further additional compensation.

          (e) Other Supplemental Benefits. Skidmore shall also be entitled to the following supplemental benefits:

               (1) Disability Benefits. Provided Skidmore can pass the insurer's required medical examination, the Corporation shall obtain, at its sole cost and expense, a policy or policies of long-term disability insurance which shall provide Skidmore with total long-term disability benefits in the event of Skidmore's total disability (as defined herein).Said benefits shall be payable monthly but not beyond the term of this Agreement (without any renewals) and, together with any benefits payable from the Corporation's long-term disability plan for all full-time employees and from Social Security, shall be fifty percent (50%) of Skidmore's salary as in effect on the first date of absence from work by reason of total disability.

               (2) Life Insurance. So long as Skidmore can pass the insurer's medical examination without being rated for insurance purposes, the Corporation shall provide Skidmore -- at its own expense -- life insurance on his life, such that the total death benefit payable to his beneficiary (including benefits payable from the Corporation's basic group term life insurance plan for all full-time salaried employees) is not less than two (2) times his annual salary at date of death.

                    In addition, an individual term life insurance policy shall be issued, to Skidmore on Skidmore's life, in the amount of $100,000. At Skidmore's discretion and provided he can pass

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                    the insurer's medical examination, Skidmore may convert this policy to a whole life policy. In such event, Skidmore shall pay the difference in premium between the cost of whole life insurance and the cost of term life.


          (f) Expenses and Automobile. The Corporation recognizes that Skidmore, in rendering services hereunder, may be required to spend sums of money for the entertainment of various persons and representatives of companies and organizations with which the Corporation is having, or would like to have, business relationships. The Corporation shall reimburse Skidmore for such reasonable expenses incurred on behalf of the Corporation including, but not limited to, entertainment and travel. The Corporation shall also provide Skidmore with a suitable automobile, and provide for the automobile's maintenance and storage and pay all reasonable expenses related thereto. The Company shall pay Skidmore's reasonable annual tax preparation costs.

     4. Termination of Employment

     The parties to this Agreement may terminate Skidmore's employment hereunder as follows:

          (a) Without Cause, by Corporation. The Corporation may terminate Skidmore's employment hereunder without cause only upon authorization from the Board of Directors, and upon no less than sixty (60) days' written notice to Skidmore; however, the Corporation shall be obligated hereunder to pay Skidmore until the conclusion of this Agreement. The Corporation may also terminate Skidmore's employment hereunder by giving notice to Skidmore of its intention to terminate the then existing term of Skidmore's employment at the end of the term.

          Termination of employment by reason of Skidmore's "total disability" (as defined herein) in accordance with Paragraph 1 (b) (2) hereof, as well as termination by reason of Skidmore's death in accordance with Paragraph 1
     (b) (3) hereof, shall be treated as termination by the Corporation without cause.

          (b) For Cause, by Skidmore. Skidmore may terminate employment hereunder for cause upon no less than sixty (60) days' written notice to the Corporation. "Cause" for termination by Skidmore shall mean the following conduct of the Corporation.


               (1) Material breach of any material provision of the Agreement, which breach shall not have been cured by the Corporation within thirty (30) days of written notice of said breach;

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               (2)  Substantial  change in  Skidmore's  duties  (other than such duties as are subject to shareholder vote or approval (but only if Imperial Capital Worldwide Partners, L.P. does not own a majority interest in the stock of the Company)) as set forth in Paragraph 2 (a) of this Agreement, and including the assumption of new and excessive travel duties or a requirement that Skidmore relocate his principal place of business so as reasonably to be expected to move his principal residence -- as to all of the above, without Skidmore's prior written consent;

               (3) Failure to maintain Skidmore at the level of officer set forth in Paragraph 2 (a) of this Agreement; or

               (4) The Corporation's merger with, or acquisition by another corporation, after which Skidmore is not retained as Chief Executive Officer of either the surviving corporation or the subsidiary or division that carries on the business of the Corporation, provided Skidmore gives notice of termination of employment hereunder within six (6) months of said merger/acquisition and failure to retain.

                    If termination of Skidmore for cause occurs, such termination shall not adversely affect Skidmore's rights under the terms of the Corporation's tax-qualified pension plan.

          (c) Without Cause, by Skidmore. Skidmore may terminate employment hereunder without cause upon no less than ninety (90) days' written notice to the Corporation. If such termination occurs, such termination shall not adversely affect Skidmore's rights under the Corporation's tax-qualified pension plan.


          (d) For Cause, by Corporation. The Corporation may terminate Skidmore's employment hereunder for cause upon no less than thirty (30) days' written notice to Skidmore which cause shall be determined in good faith solely by the Board of Directors. "Cause" for termination by the Corporation shall mean the following conduct of Skidmore:


               (1) Material breach of any provision of the Agreement, which breach shall not have been cured by Skidmore within thirty
                    (30) days of written notice of said breach; or

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               (2)  Engages in Malfeasance, willful misconduct, willful or gross neglect, Fraud, or any other act or omission, of a similar nature, otherwise to the material and demonstrable detriment of the Corporation.

     5. Severance Pay/Benefits Upon Termination of Employment

          (a) In the event of termination of Skidmore's employment pursuant to Paragraph 4 (a) or 4 (b) hereof, Skidmore shall be entitled to the following:

               (1) any accrued but unpaid salary and vacation to the date of the event of termination;

               (2) the pro rata share of any additional compensation provided for in Paragraph 3 (b) hereof, for the period of time during the year up to the end of the month in which termination occurs;

               (3) pro rate payment for performance bonuses in mid- cycle, full vesting in restricted stock grants, and reasonable allowance for post-termination exercise of outstanding stock options and stock appreciation rights to the extent permitted by applicable law and the terms of any such plans.

               (4)  except in the  event of  termination  by  reason of  "total"
                    disability or death, liquidated damages equal to the aggregate salary (at the then-current rate) as determined pursuant to Paragraph 3 (a) hereof to become due during the remaining term of this Agreement plus an additional amount of $100,000 payable at termination.)

                    In no event shall this payment be offset by any retirement pay, post-termination salary or other compensation for Skidmore's personal employment or as a consultant other than from the Corporation pursuant to an agreement post-dating this Agreement.


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               (5)  During the remainder of the term of this Agreement, he shall
                    continue  to  participate  in  the  benefits   described  in
                    Paragraphs 3 (d), 3 (e) and 3 (f) hereof (other than tax qualified pension and profit sharing plans) sponsored by the Corporation -- but only to the extent that such continued participation is permissible under the general terms and provisions of such benefit arrangements. To the extent that continued participation is not permissible but for which Skidmore would otherwise qualify if he continued to be an employee, in any all-employee medical, dental, long-term disability or group term life insurance plan, then the Corporation shall provide Skidmore with comparable benefits, either on an insured or self- insured basis. Any continuing benefits described herein shall be offset by comparable benefits which Skidmore might be entitled by a prior or successor employer.

          (b) In the event of termination of Skidmore's employment pursuant to Paragraph 4 (c) or 4 (d) hereof, Skidmore shall not be entitled to any compensation or benefit hereunder after the date of such termination, other than the following:

               (1) except with respect to payments described in Paragraph 3 (b) any unpaid salary, accrued vacation and other benefits earned and accrued under this Agreement, and reimbursement for expenses incurred (to the extent otherwise payable hereunder), prior to such termination; and

               (2) the pro rata share of any additional compensation provided for in Paragraph 3 (b), for the period of time during the year up to the end of the month in which termination occurs--but only if termination is pursuant to Paragraph 4
                    (c).

     6. Other Provisions

          (a) Resolution of Difference Over Agreement.

          Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by recourse -- including for temporary or preliminary injunctive relief -- to the courts having jurisdiction thereof.

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          (b) Waiver of Breach.  The waiver by the  Corporation or Skidmore of a breach of any provision of this Agreement by the other party, shall not operate nor be construed as a waiver of any subsequent breach by such other party.


          (c) Assignment. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Corporation.


          (d) Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail -- in the case of Skidmore, to his residence; and in the case of the Corporation, to the "Board of Directors, in care of the Secretary, Science Management Corporation, 721 Route 202-206, Bridgewater, New Jersey 08807," and to Imperial Capital Worldwide Partners, L.P., at 666 Fifth Avenue, New York, New York -- or at such other address with respect to each party as such party shall notify the other in writing. Such notice shall be deemed effective when so addressed and mailed.

          (e) Construction of Agreement.

               (1) Applicable Law This Agreement shall be governed by and construed under the laws of the State of New Jersey.

               (2) Severability. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               (3) Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience of reference only and shall not constitute a part of this Agreement.

          (f) Entire Agreement. This instrument contains the entire agreement of the parties, and all promises, representations, understandings, arrangements and prior agreements merged herein and superseded hereby -- except the restrictive and non-competition agreement, entitled "Employment

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     Agreement",  which  is a part of this  Agreement.  The  provisions  of this
     Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. No person, other than pursuant to a resolution of the Board of Directors or a committee thereof, shall have authority on behalf of the Corporation to agree to amend, modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the effective date of the Corporation's confirmed Plan of Reorganization.

                                 SCIENCE MANAGEMENT CORPORATION



                                 By:        _______________________________
                                            Marion G. Hilferty
                                            Secretary


Accepted on  ________________



_____________________________
James A. Skidmore, Jr.

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